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                                                                    EXHIBIT 20.1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-6




Section 7.3 Indenture                              Distribution Date: 4/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the
             Notes Class A Principal Payment                                0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                 Total

(ii)     Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                      1,736,000.00
             Class B Note Interest Requirement                        173,600.00
             Class C Note Interest Requirement                        292,950.00
                 Total                                              2,202,550.00

        Amount of the distribution allocable to the interest on the Notes per
               $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                         1.03333
               Class B Note Interest Requirement                         1.24000
               Class C Note Interest Requirement                         1.62750

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                      1,680,000,000
               Class B Note Principal Balance                        140,000,000
               Class C Note Principal Balance                        180,000,000

(iv)    Amount on deposit in Owner Trust Spread Account            20,000,000.00

(v)     Required Owner Trust Spread Account Amount                 20,000,000.00



                                             By:
                                                 --------------------
                                             Name:  Patricia M. Garvey
                                             Title: Vice President